Exhibit B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-37207, 333-45920 and 333-169022 of Safeway Inc., each on Form S-8, of our report dated June 27, 2013, relating to the financial statements and financial statement schedule of the Safeway 401(k) Plan appearing in the Annual Report on Form 11-K of the Safeway 401(k) Plan for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP
San Francisco, California
June 27, 2013